                                     BY-LAWS

                                       OF

             MORGAN STANLEY OPPORTUNISTIC MUNICIPAL HIGH INCOME FUND

                             DATED: FEBRUARY 6, 2006

                                    ARTICLE I

                                   DEFINITIONS

     The terms "Commission," "Declaration," "Distributor," "Investment Adviser,"
"Majority Shareholder Vote," "1940 Act," "Shareholder," "Shares," "Transfer
Agent," "Trust," "Trust Property," and "Trustees" have the respective meanings given them in the Declaration of Trust of Morgan Stanley Opportunistic Municipal
High Income Fund dated February 6, 2006, as amended from time to time.

                                   ARTICLE II

                                     OFFICES

     Section 2.1. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of
Boston, County of Suffolk.

     Section 2.2. Other Offices. In addition to its principal office in the
Commonwealth of Massachusetts, the Trust may have an office or offices in the
City of New York, State of New York, and at such other places within and without the Commonwealth as the Trustees may from time to time designate or the business of the Trust may require.

                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS

     Section 3.1. Place of Meetings. Meetings of Shareholders shall be held at such place, within or without the Commonwealth of Massachusetts, as may be designated from time to time by the Trustees.

     Section 3.2. Annual Meetings. An annual meeting of Shareholders, at which the Shareholders shall elect Trustees and transact such other business as may properly come before the meeting, shall be held, commencing in 2006, in June of each year, the precise date during June to be fixed by the Board of Trustees.

     Section 3.3. Special Meetings. Special meetings of Shareholders of the
Trust shall be held whenever called by the Board of Trustees or the President of the Trust. Special meetings of Shareholders shall also be called by the
Secretary: (i) with respect to matters not requiring voting by the Common
Shareholders and the Preferred Shareholders voting as separate classes, upon the written request of the holders of Shares entitled to vote not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting;
(ii) with respect to matters requiring voting by the Common Shareholders and the
Preferred Shareholders voting as separate classes, upon the written request of not less than 25% of the outstanding Common Shares and not less than the percentage of the Preferred Shares as set forth in the designation pursuant to
Section 6.1 of the Declaration of Trust each voting as separate classes; or
(iii) in the case of a meeting for the purpose of voting on the removal of any
Trustee or Trustees, upon written

request of the class of Shareholders entitled to vote on the removal of such
Trustee or Trustees holding in the aggregate not less than ten percent (10%) of the outstanding shares of such class. Any written request for a special meeting shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. No special meeting need be called upon the request of the holders of
Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of Shareholders held during the preceding twelve (12) months.

     Section 3.4. Notice of Meetings. Written or printed notice of every
Shareholders' meeting stating the place, date, and purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90)
days before such meeting to each Shareholder entitled to vote at such meeting.
Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Trust.

     Section 3.5. Quorum and Adjournment of Meetings. Except as otherwise provided by law, by the Declaration or by these By-Laws, at all meetings of
Shareholders, the holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the Shareholders present or represented by proxy and entitled to vote thereat shall have the power to adjourn the meeting from time to time. The Shareholders present in person or represented by proxy at any meeting and entitled to vote thereat also shall have the power to adjourn the meeting from time to time if the vote required to approve or reject any proposal described in the original notice of such meeting is not obtained (with proxies being voted for or against adjournment consistent with the votes for and against the proposal for which the required vote has not been obtained). The affirmative vote of the holders of a majority of the Shares then present in person or represented by proxy shall be required to adjourn any meeting. Any adjourned meeting may be reconvened without further notice or change in record date. At any reconvened meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

     Section 3.6. Voting Rights, Proxies. At each meeting of Shareholders, each holder of record of Shares entitled to vote thereat shall be entitled to one vote in person or by proxy for each Share of beneficial interest of the Trust and for the fractional portion of one vote for each fractional Share entitled to vote so registered in his or her name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. Without limiting the manner in which a Shareholder may authorize another person or persons to act for such Shareholder as proxy pursuant hereto, the following shall constitute a valid means by which a
Shareholder may grant such authority:

     (i) A Shareholder may execute a writing authorizing another person or persons to act for such Shareholder as proxy. Execution may be accomplished by the Shareholder or such Shareholder's authorized officer, director, employee, attorney-in-fact or another agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile or telecopy signature. No written evidence of authority of a Shareholder's authorized officer, director, employee, attorney-in-fact or other agent shall be required; and

     (ii) A Shareholder may authorize another person or persons to act for such
     Shareholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or by other means of telephonic, electronic or computer transmission to the person who will be the holder of

                                       -2-

     the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or cablegram or other means of telephonic, electronic or computer transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other transmission was authorized by the Shareholder.

No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. In determining whether a telegram, cablegram or other electronic transmission is valid, the chairman or inspector, as the case may be, shall specify the information upon which he or she relied.
Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or Officers of the Trust. Proxy solicitations may be made in writing or by using telephonic or other electronic solicitation procedures that include appropriate methods of verifying the identity of the Shareholder and confirming any instructions given thereby.

     Section 3.7. Vote Required. Except as otherwise provided by law, by the
Declaration of Trust, these By-Laws or resolution of the Trustees specifying a greater or lesser vote required for the transaction of any item of business at any meeting of Shareholders, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by the vote of a majority of the Shares present in person or represented by proxy and entitled to vote; provided, however, that with respect to any matter required to be voted on separately by class of Shares the matter shall be decided by the vote of a majority of the
Shares so present or represented and entitled to vote on the subject matter.

     Section 3.8. Inspectors of Election. In advance of any meeting of
Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

     Section 3.9. Inspection of Books and Records. Shareholders shall have such rights and procedures of inspection of the books and records of the Trust as are granted to Shareholders under Section 32 of the Business Corporation Law of the
Commonwealth of Massachusetts.

     Section 3.10. Action by Shareholders Without Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Trust.
Such consent shall be treated for all purposes as a vote taken at a meeting of
Shareholders.

                                       -3-

     Section 3.11. Presence at Meetings. Presence at meetings of Shareholders requires physical attendance by the Shareholder or his or her proxy at the meeting site and does not encompass attendance by telephonic or other electronic means.

                                   ARTICLE IV

                                    TRUSTEES

     Section 4.1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or special meetings of the Trustees. Regular meetings of the
Trustees may be held at such time and place as shall be determined from time to time by the Trustees without further notice. Special meetings of the Trustees may be called at any time by the President and shall be called by the President or the Secretary upon the written request of any two (2) Trustees.

     Section 4.2. Notice of Special Meetings. Written notice of special meetings of the Trustees, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each Trustee, personally, by telegram, by mail, or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Trustee at his address as it appears on the records of the Trust. Subject to the provisions of the 1940 Act, notice or waiver of notice need not specify the purpose of any special meeting.

     Section 4.3. Telephone Meetings. Subject to the provisions of the 1940 Act, any Trustee, or any member or members of any committee designated by the
Trustees, may participate in a meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     Section 4.4. Quorum, Voting and Adjournment of Meetings. At all meetings of the Trustees, a majority of the Trustees shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the Trustees present shall be the act of the
Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the Declaration or these By-Laws. If at any meeting of the Trustees there be less than a quorum present, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

     Section 4.5. Action by Trustees Without Meeting. The provisions of these
By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the Trustees entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the Trustees.

     Section 4.6. Expenses and Fees. Each Trustee may be allowed expenses, if any, for attendance at each regular or special meeting of the Trustees, and each
Trustee who is not an officer or employee of the Trust or of its investment manager or underwriter or of any corporate affiliate of any of said persons shall receive for services rendered as a Trustee of the Trust such compensation as may be fixed by the Trustees. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

                                       -4-

     Section 4.7. Execution of Instruments and Documents and Signing of Checks
and Other Obligations and Transfers. All instruments, documents and other papers shall be executed in the name and on behalf of the Trust and all checks, notes, drafts and other obligations for the payment of money by the Trust shall be signed, and all transfer of securities standing in the name of the Trust shall be executed, by the Chairman, the President, any Vice President or the Treasurer
or by any one or more officers or agents of the Trust as shall be designated for that purpose by vote of the Trustees; notwithstanding the above, nothing in this
Section 4.7 shall be deemed to preclude the electronic authorization, by designated persons, of the Trust's Custodian (as described herein in Section
9.1) to transfer assets of the Trust, as provided for herein in Section 9.1.

     Section 4.8. Indemnification of Trustees, Officers, Employees and Agents.

     (a) The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the Trust) by reason of the fact that he is or was a Trustee, officer, employee, or agent of the Trust. The indemnification shall be against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Trust to obtain a judgment or decree in its favor by reason of the fact that he is or was a Trustee, officer, employee, or agent of the Trust. The indemnification shall be against expenses, including attorneys'
fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust;
except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust, except to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the Trust has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses which the court shall deem proper, provided such
Trustee, officer, employee or agent is not adjudged to be liable by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (c) To the extent that a Trustee, officer, employee, or agent of the Trust has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     (d) (1) Unless a court orders otherwise, any indemnification under subsections (a) or (b) of this section may be made by the Trust only as authorized in the specific case after a determination that indemnification of the Trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or
(b).

                                       -5-

          (2) The determination shall be made:

               (i) by the Trustees, by a majority vote of a quorum which
          consists of Trustees who were not parties to the action, suit or proceeding; or

               (ii) if the required quorum is not obtainable, or if a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion; or

               (iii) by the Shareholders.

          (3) Notwithstanding any provision of this Section 4.8, no person shall be entitled to indemnification for any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties as described in
     Section 17(h) and (i) of the 1940 Act ("disabling conduct"). A person shall be deemed not liable by reason of disabling conduct if, either:

               (i) a final decision on the merits is made by a court or other body before whom the proceeding was brought that the person to be indemnified ("indemnitee") was not liable by reason of disabling conduct; or

               (ii) in the absence of such a decision, a reasonable
          determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, is made by either--

                    (A) a majority of a quorum of Trustees who are neither
               "interested persons" of the Trust, as defined in Section 2(a)(19)
               of the 1940 Act, nor parties to the action, suit or proceeding,
               or

                    (B) an independent legal counsel in a written opinion.

     (e) Expenses, including attorneys' fees, incurred by a Trustee, officer, employee or agent of the Trust in defending a civil or criminal action, suit or proceeding may be paid by the Trust in advance of the final disposition thereof if:

          (1) authorized in the specific case by the Trustees; and

          (2) the Trust receives an undertaking by or on behalf of the Trustee, officer, employee or agent of the Trust to repay the advance if it is not ultimately determined that such person is entitled to be indemnified by the
     Trust; and

          (3) either, (i) such person provides a security for his undertaking,
     or

               (ii) the Trust is insured against losses by reason of any lawful advances, or

               (iii) a determination, based on a review of readily available facts, that there is reason to believe that such person ultimately will be found entitled to indemnification, is made by either--

                    (A) a majority of a quorum which consists of Trustees who
               are neither "interested persons" of the Trust, as defined in
               Section 2(a)(19) of the 1940 Act, nor parties to the action, suit or proceeding, or

                                       -6-

                    (B) an independent legal counsel in a written opinion.

     (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer, employee, or agent and inure to the benefit of the heirs, executors and administrators of such person; provided that no person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable with respect to any claim for indemnity or reimbursement or otherwise.

     (g) The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee, or agent of the Trust, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, in no event will the Trust purchase insurance to indemnify any officer or Trustee against liability for any act for which the Trust itself is not permitted to indemnify him.

     (h) Nothing contained in this Section shall be construed to protect any
Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                    ARTICLE V

                                   COMMITTEES

     Section 5.1. Executive and Other Committees. The Trustees, by resolution adopted by a majority of the Trustees, may designate an Executive Committee and/or committees, each committee to consist of two (2) or more of the Trustees of the Trust and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. Each such committee shall keep a record of its proceedings.

     The Executive Committee and any other committee shall fix its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.

     All actions of the Executive Committee shall be reported to the Trustees at the meeting thereof next succeeding to the taking of such action.

     Section 5.2. Advisory Committee. The Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust in any other capacity and which shall have advisory functions with respect to the investments of the Trust but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Trust. The number of persons constituting any such advisory committee shall be determined from time to time by the Trustees. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Trustees may from time to time determine to be appropriate.

                                       -7-

     Section 5.3. Committee Action Without Meeting. The provisions of these
By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Trustees appointed pursuant to Section 5.1 of these By-Laws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the Committee entitled to vote upon the action and such written consent is led with the records of the proceedings of the Committee.

                                   ARTICLE VI

                                    OFFICERS

     Section 6.1. Executive Officers. The executive officers of the Trust shall be a Chairman, a Principal Executive Officer, a President, a Chief Financial
Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Chairman
shall be selected from among the Trustees but none of the other executive officers need be a Trustee. Two or more offices, except those of President and any Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Trust shall be elected annually by the Trustees and each executive officer so elected shall hold office until his or her successor is elected and has qualified.

     Section 6.2. Other Officers and Agents. The Trustees may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers
and may elect, or may delegate to the Chairman the power to appoint, such other officers and agents as the Trustees shall at any time or from time to time deem advisable.

     Section 6.3. Term and Removal and Vacancies. Each officer of the Trust shall hold office until his or her successor is elected and has qualified. Any officer or agent of the Trust may be removed by the Trustees whenever, in their judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 6.4. Compensation of Officers. The compensation of officers and agents of the Trust shall be fixed by the Trustees, or by the Chairman to the extent provided by the Trustees with respect to officers appointed by the
Chairman.

     Section 6.5. Powers and Duties. All officers and agents of the Trust, as between themselves and the Trust, shall have such authority and perform such duties in the management of the Trust as may be provided in or pursuant to these
By-Laws or, to the extent not so provided, as may be prescribed by the Trustees;
provided that no rights of any third party shall be affected or impaired by any such By-Law or resolution of the Trustees unless such third party has knowledge thereof.

     Section 6.6. The Chairman. The Chairman shall preside at all meetings of the Shareholders and of the Trustees and shall perform such other duties as the
Trustees may from time to time prescribe.

     Section 6.7. The President. The President shall have general and active management of the business of the Trust. He or she shall see that all orders and resolutions of the Board of Trustees are carried into effect. He or she shall have such other duties as may be prescribed from time to time by the Board of
Trustees. The President shall be authorized to delegate to one or more Vice
Presidents such of his or her powers and duties at such times and in such manner as he or she may deem advisable.

                                       -8-

     Section 6.8. The Principal Executive Officer. The Principal Executive
Officer shall be considered the principal executive officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal executive officer of an issuer under the Sarbanes-Oxley Act of 2002.

     Section 6.9. The Vice Presidents. The Vice Presidents shall be of such number and shall have such titles as may be determined from time to time by the
Trustees. The Vice President, or, if there shall be more than one, the Vice
Presidents in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and shall perform such other duties as the Trustees or the Chairman may from time to time prescribe.

     Section 6.10. The Assistant Vice Presidents. The Assistant Vice President,
or, if there shall be more than one, the Assistant Vice Presidents in such order as may be determined from time to time by the Trustees or the Chairman, shall perform such duties and have such powers as may be assigned them from time to time by the Trustees or the Chairman.

     Section 6.11. The Secretary. The Secretary shall attend all meetings of the
Trustees and all meetings of the Shareholders and record all the proceedings of the meetings of the Shareholders and of the Trustees in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Trustees, and shall perform such other duties and have such powers as the Trustees or the Chairman may from time to time prescribe. He or she shall keep in safe custody the seal of the Trust and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.

     Section 6.12. The Assistant Secretaries. The Assistant Secretary, or, if
there shall be more than one, the Assistant Secretaries in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such duties and have such other powers as the Trustees or the Chairman may from time to time prescribe.

     Section 6.13. The Treasurer. The Treasurer shall perform such duties as the
Board of Trustees or the President may from time to time prescribe.

     Section 6.14. The Assistant Treasurers. The Assistant Treasurer, or, if
there shall be more than one, the Assistant Treasurers in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Trustees or the Chairman may from time to time prescribe.

     Section 6.15. The Chief Financial Officer. The Chief Financial Officer
shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Trust, and he or she shall render to the
Trustees and the President, whenever any of them require it, an account of his or her transactions as Chief Financial Officer and of the financial condition of the Trust, and he or she shall perform such other duties as the Trustees or the
President may from time to time prescribe. He or she shall be considered the principal financial officer of the Trust for purposes of Section 6 of the
Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal financial officer of an issuer under the Sarbanes-Oxley Act of 2002.

                                       -9-

     Section 6.16. Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Trustees may deem it desirable, the
Trustees may delegate the powers and duties of an officer or officers to any other officer or officers or to any Trustee or Trustees.

                                   ARTICLE VII

                           DIVIDENDS AND DISTRIBUTIONS

     Subject to any applicable provisions of law and the Declaration, dividends and distributions upon the Shares may be declared at such intervals as the
Trustees may determine, in cash, in securities or other property, or in Shares, from any sources permitted by law, all as the Trustees shall from time to time determine.

     Inasmuch as the computation of net income and net profits from the sales of securities or other properties for federal income tax purposes may vary from the computation thereof on the records of the Trust, the Trustees shall have power, in their discretion, to distribute as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Trust to avoid or reduce liability for federal income taxes.

                                  ARTICLE VIII

                             CERTIFICATES OF SHARES

     Section 8.1. Certificates of Shares. Certificates for Shares of each series or class of Shares shall be in such form and of such design as the Trustees shall approve, subject to the right of the Trustees to change such form and design at any time or from time to time, and shall be entered in the records of the Trust as they are issued. Each such certificate shall bear a distinguishing number; shall exhibit the holder's name and certify the number of full Shares owned by such holder; shall be signed by or in the name of the Trust by the
President, or a Vice President, and countersigned by the Secretary or an
Assistant Secretary or the Treasurer and an Assistant Treasurer of the Trust;
shall be sealed with the seal; and shall contain such recitals as may be required by law. Where any certificate is signed by a Transfer Agent or by a
Registrar, the signature of such officers and the seal may be facsimile, printed or engraved. The Trust may, at its option, determine not to issue a certificate or certificates to evidence Shares owned of record by any Shareholder.

     In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Trust, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates shall, nevertheless, be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall appear therein had not ceased to be such officer or officers of the Trust.

     No certificate shall be issued for any share until such share is fully paid.

     Section 8.2. Lost, Stolen, Destroyed and Mutilated Certificates. The
Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction; and the Trustees may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Trust and to such Registrar, Transfer Agent and/or transfer clerk as may be authorized or required to countersign such new certificate or certificates, a bond

                                      -10-

in such sum and of such type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.

                                   ARTICLE IX

                                    CUSTODIAN

     Section 9.1. Appointment and Duties. The Trust shall at times employ a bank or trust company having capital, surplus and undivided profits of at least five million dollars ($5,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws and the 1940 Act:

          (1) to receive and hold the securities owned by the Trust and deliver the same upon written or electronically transmitted order;

          (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

          (3) to disburse such funds upon orders or vouchers;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

     The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

     Section 9.2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the
Securities Exchange Act of 1934, or such other person as may be permitted by the
Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the
Trust.

                                    ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice of the time, place or purpose of any meeting of
Shareholders, Trustees, or of any committee is required to be given in accordance with law or under the provisions of the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders, Trustees or committee, as the case may be, in person, shall be deemed equivalent to the giving of such notice to such person.

                                      -11-

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.1. Location of Books and Records. The books and records of the
Trust may be kept outside the Commonwealth of Massachusetts at such place or places as the Trustees may from time to time determine, except as otherwise required by law.

     Section 11.2. Record Date. The Trustees may fix in advance a date as the record date for the purpose of determining the Shareholders entitled to (i)
receive notice of, or to vote at, any meeting of Shareholders, or (ii) receive payment of any dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. The record date, in any case, shall not be more than one hundred eighty (180) days, and in the case of a meeting of Shareholders not less than ten (10) days, prior to the date on which such meeting is to be held or the date on which such other particular action requiring determination of Shareholders is to be taken, as the case may
be. In the case of a meeting of Shareholders, the meeting date set forth in the notice to Shareholders accompanying the proxy statement shall be the date used for purposes of calculating the 180 day or 10 day period, and any adjourned meeting may be reconvened without a change in record date. In lieu of fixing a record date, the Trustees may provide that the transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the transfer books are closed for the purpose of determining Shareholders entitled to notice of a vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding the meeting.

     Section 11.3. Seal. The Trustees shall adopt a seal, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time provide. The seal of the Trust may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a
Massachusetts business corporation under Massachusetts law.

     Section 11.4. Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees may by resolution specify, and the Trustees may by resolution change such date for future fiscal years at any time and from time to time.

     Section 11.5. Orders for Payment of Money. All orders or instructions for the payment of money of the Trust, and all notes or other evidences of indebtedness issued in the name of the Trust, shall be signed by such officer or officers or such other person or persons as the Trustees may from time to time designate, or as may be specified in or pursuant to the agreement between the
Trust and the bank or trust company appointed as Custodian of the securities and funds of the Trust.

                                   ARTICLE XII

                       COMPLIANCE WITH FEDERAL REGULATIONS

     The Trustees are hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Trust is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Trust is required.

                                      -12-

                                  ARTICLE XIII

                                   AMENDMENTS

     These By-Laws may be amended, altered, or repealed, or new By-Laws may be adopted, (a) by a Majority Shareholder Vote, or (b) by the Trustees; provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration, or these By-Laws, a vote of the Shareholders. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the
Declaration.

                                   ARTICLE XIV

                              DECLARATION OF TRUST

     The Declaration of Trust establishing Morgan Stanley Opportunistic
Municipal High Income Fund, dated February 6, 2006, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the
Commonwealth of Massachusetts, provides that the name Morgan Stanley
Opportunistic Municipal High Income Fund refers to the Trustees under the
Declaration collectively as Trustees, but not as individuals or personally; and
no Trustee, Shareholder, officer, employee or agent of Morgan Stanley
Opportunistic Municipal High Income Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Morgan Stanley Opportunistic Municipal High Income Fund, but the
Trust Estate only shall be liable.

                                      -13-